UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): September 30, 2019

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	NASDAQ Global Select Market

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On September 30, 2019, the Board of Directors (the “Board”) of German American Bancorp, Inc. (the “Company”) (i) increased its size from 13 to 15 members, with one vacancy each being added to the classes of directors whose terms expire at the Company’s Annual Meeting of Shareholders in 2021 and 2022, (ii) appointed Christina M. Ryan to the Board for a term commencing on October 15, 2019 and expiring at the Company’s 2022 Annual Meeting of Shareholders, and (iii) appointed Tyson J. Wagler to the Board for a term commencing on October 15, 2019 and expiring at the Company’s 2021 Annual Meeting of Shareholders. In order to permit these actions, the Board first adopted an amendment to the Company’s current Bylaws increasing the maximum number of directors from 14 to 15.

Also effective on October 15, 2019, Ms. Ryan and Mr. Wagler will each begin serving on the Finance & Asset/Liability Management Committee of the Board. Mr. Wagler was also appointed to the Board’s Audit Committee effective as of such date.

Ms. Ryan is the Chief Executive Officer and Chief Nursing Officer of The Women’s Hospital in Newburgh Indiana, which is part of the Deaconess Health System, and Administrator for Deaconess Health System Pediatric Product Line. Mr. Wagler is a partner in Frette & Wagler LLC, a Washington, Indiana-based certified public accounting firm that provides tax and accounting services to individuals and businesses. A copy of the Company’s press release, dated October 4, 2019, announcing the appointments of Ms. Ryan and Mr. Wagler is attached hereto as Exhibit 99.1. As noted in the press release, Jack W. Sheidler was also recently appointed to the Board. Mr. Sheidler’s appointment was previously reported in the Company’s Current Report on Form 8-K filed on August 1, 2019.

For their services as directors, Ms. Ryan and Mr. Wagler will each be entitled to receive their pro rata portion of the standard director cash retainer and standard meeting cash fees payable to non-employee directors of the Company, as more fully described in the Company’s Current Report on Form 8-K filed on July 11, 2019, which description is incorporated herein by reference. Other than being eligible to receive such director compensation, neither Ms. Ryan nor Mr. Wagler has entered into any material plan, contract, or arrangement in connection with their respective appointment as a director. Further, neither Ms. Ryan nor Mr. Wagler is a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On September 30, 2019, the Board adopted an amendment to the Company’s current Bylaws. The amendment revised Section 2.1 of the Bylaws to increase the maximum number of directors from 14 to 15. A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
3.1 Amended and Restated Bylaws of German American Bancorp, Inc.
99.1 Press release, dated October 4, 2019, issued by German American Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
	By:	/s/ Mark A. Schroeder
Dated: October 4, 2019		Mark A. Schroeder, Chairman and Chief Executive Officer